Exhibit 10.2 - Loan Agreement

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is made as of the _27th_ day of December, 1995, by and between BODDIE-NOELL PROPERTIES, INC., a Delaware corporation (the "Borrower") and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association, its successors and assigns (the "Lender").

                                R E C I T A L S:

     Borrower has requested that the Lender make a loan to the Borrower in the principal sum of up to $25,500,000. Lender has agreed to make such loan on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I.

                 DEFINITIONS, ACCOUNTING PRINCIPLES, UCC TERMS.

     1.1. As used in this Agreement, the following terms shall have the following meanings unless the context hereof shall otherwise indicate:

     "Affiliate" shall mean Boddie-Noell Properties, Inc., any subsidiary of Boddie-Noell Properties, Inc. or any entity of which Boddie-Noell Properties, Inc. is a subsidiary (or any of them), collectively a "BNP Entity," or any entity which a BNP Entity controls or any entity which controls a BNP Entity; provided, however, "Affiliate" shall in no event include the Lessee under the Lease Agreement regardless of the degree of ownership or control. For purposes hereof, the term "controlled" shall mean that the BNP Entity directly or acting through entities in which they own a substantial equity interest, has the power to acquire, dispose, operate and manage the assets of said entity even though the exercise of such powers may be subject to the approval or consent of third parties.

     "Adjusted Leverage" shall mean all Indebtedness (other than subordinated shareholder indebtedness) divided by total assets, valued at their historical cost, without depreciation or amortization.

     "Applicable Environmental Law" shall mean any applicable federal, state or local laws, rules or regulations pertaining to health or the environment, or petroleum products, or radon radiation, or oil or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Resource
Conservation and Recovery Act of 1976, as amended ("RCRA") and the Federal Emergency Planning and Community Right-To-Know Act of 1986, as amended. The terms "hazardous substance" and "release" shall have the meanings specified in CERCLA, and the terms "solid waste," disposal," "dispose," and "disposed" shall have the meanings specified in RCRA, except that if such acts are amended to broaden the meanings thereof, the broader meaning shall apply herein prospectively from and after the date of such amendments; notwithstanding the foregoing, provided, to the extent that the laws of the States of Virginia and North Carolina establish a meaning for "hazardous substance" or "release" which is broader than that specified in CERCLA, as CERCLA may be amended from time to time, or a meaning for "solid waste," "disposal," and "disposed" which is broader than specified in RCRA, as RCRA may be amended from time to time, such broader meanings under said state law shall apply in all matters relating to the laws of such State.

     "Applicable Rate" shall mean eight percent (8%) per annum.

     "Assignment" shall mean the Assignment of Rents and Leases of even date herewith from Borrower to Lender.

     "Business Day" shall mean a day, other than Saturday or Sunday and legal holidays, when the Lender is open for business.

     "Closing Date" shall mean the date on which all or any part of the Loan is disbursed by the Lender to or for the benefit of the Borrower.

     "Collateral" shall mean, collectively, the Properties, Improvements, Equipment and Rents, and all Proceeds, all whether now owned or hereafter acquired, and including replacements, additions, accessions, substitutions, and products, and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for any of the Loan Obligations.

     "Commitment Letter" shall mean the commitment letter issued by Lender to Borrower dated October 19, 1995, as amended by letter from Lender to Borrower dated December 6, 1995.

     "Debt Service Coverage" shall mean a ratio in which the first number is the sum of Borrower's earnings before interest, taxes, depreciation, amortization and debt service, less interest on other Indebtedness of Borrower or Indebtedness included pursuant to Section 5.5 hereof (but in any event excluding subordinate shareholder indebtedness), calculated based upon the preceding twelve (12) months, and the second number is $2,361,758, except that if the Loan is prepaid in part, then the second number shall be equal to twelve (12) months estimated level monthly principal and interest amortization payments for a Loan amount equal to (a) $25,500,000 less (b) principal repayments, amortized at 8% per annum over an assumed term of 300 months less the number of months which have passed from the date of this Agreement to the date of such calculation.

     "Default" shall mean the occurrence or existence of any event which, but for the giving of notice or expiration of time or both, would constitute an Event of Default.

     "Default Rate" shall mean a per annum rate equal to two percentage points (2%) in excess of the Applicable Rate then accruing on the outstanding principal balance of the Loan.

     "Equipment" shall mean, to the extent owned by Borrower, all fixtures and equipment now or hereafter located on, attached to or used or useful in connection with any Property or Improvements, and shall include but shall not be limited to, any interest in such fixtures or equipment now or hereafter acquired as a result of any landlord's liens and any reversionary rights as landlord upon termination of the Lease Agreement.

     "Event of Default" shall mean any "Event of Default" as hereinafter defined.

     "Exhibit" shall mean an Exhibit to this Agreement, unless the context refers to another document, and each such Exhibit shall be deemed a part of this Agreement to the same extent as if it were set forth in its entirety wherever reference is made thereto.

     "Facility" shall mean each restaurant facility now or hereafter operating at a Property.

     "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles consistently applied as promulgated by the American Institute of Certified Public Accountants.

     "Improvements" shall mean the Facilities and all other buildings, structures and improvements of every nature whatsoever now or hereafter situated on a Property, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, air conditioning equipment, carpeting and other floor coverings, water heaters, awnings and storm sashes, cleaning apparatus, signs, landscaping, and parking areas, which are or shall be attached to a Property or said buildings, structures or improvements, to the extent such attachments are owned by Borrower.

     "Indebtedness" shall mean the maximum amount which may be disbursed under the Loan ($25,500,000) reduced by any prepayments made as of the date of calculation, plus (as to obligations other than the Loan) any other (i) obligations of Borrower for borrowed money (including guaranteed obligations),
(ii) obligations of Borrower representing the deferred purchase price of property other than accounts payable arising in connection with the purchase of inventory customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by Borrower, and (iv) the amount of any other obligation (including obligations under financing leases) which would be shown as a liability on a balance sheet of Borrower prepared in accordance with GAAP.

     "Indemnity Agreement" shall mean that certain Indemnity Agreement of even date herewith from the Borrower.

     "Lease Agreement" shall mean that certain Amended and Restated Master Lease Agreement dated December 21, 1995 pursuant to which Borrower leases to Lessee the Properties and Facilities (and any amendments and replacements hereafter approved in writing by Lender in its sole discretion).

     "Lessee" shall mean Boddie-Noell Enterprises, Inc., a North Carolina corporation (or any replacement lessee pursuant to the Lease Agreement hereafter approved in writing by Lender in its sole discretion).

     "Lien" shall mean any voluntary or involuntary mortgage, security deed, deed of trust, deed to secure debt, lien, pledge, assignment, security interest, title retention agreement, financing lease, levy, execution, seizure, judgment, attachment, garnishment, charge, lien or other encumbrance of any kind, including those contemplated by or permitted in this Agreement and the other Loan Documents.

     "Loan" shall mean the loan in the principal sum of up to $25,500,000 in aggregate advances (without regard to repayments) to be made by Lender to the Borrower pursuant to this Agreement.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Assignments, the Mortgages, the SANDA, and the Indemnity Agreement, together with any and all other documents executed by Borrower or others, evidencing, securing, or otherwise relating to the Loan.

     "Loan Obligations" shall mean the aggregate of all principal and interest owing from time to time under the Note and all expenses, charges and other amounts from time to time owing under the Note, this Agreement, or the other Loan Documents and all covenants, agreements and other obligations from time to time owing to, or for the benefit of, Lender pursuant to the Loan Documents.

     "Loan  Term"  shall mean the period  from the date  hereof to the  Maturity
Date.

     "Maturity Date" shall mean December 27, 1998.

     "Mortgages" shall mean those certain Deeds of Trust and Security Agreements of even date herewith from Borrower in favor of or for the benefit of Lender and encumbering the Collateral.

     "Note" shall mean the Promissory Note of even date herewith in the principal amount of the Loan payable by Borrower to the order of Lender.

     "Person" shall mean any person, firm, corporation, partnership, limited liability company, trust or other entity.

     "Proceeds" shall mean all proceeds (whether cash or non-cash, moveable or immoveable, tangible or intangible), including proceeds of insurance and condemnation, from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

     "Property" shall mean each of the parcels of real estate in Virginia and North Carolina which are more particularly described in Exhibit A hereto.

     "Rents" shall mean all rent and other payments of whatever nature from time to time payable pursuant to any lease of any Property or Improvements, or any part thereof, including, but not limited to, the Lease Agreement.

     "SANDA"  shall  mean  the  Subordination,   Attornment  and  Nondisturbance
Agreement of even date herewith among Borrower, Lender and Lessee.

     "Title Company" shall mean Lawyers Title Insurance Corporation.

     1.2. Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

     1.3. Terms contained in this Agreement shall, unless otherwise defined herein or unless the context otherwise indicates, have the meanings, if any, assigned to them by Uniform Commercial Code in effect in the state in which Collateral for the Loan Obligations is located.

     1.4. All accounting terms used in this Agreement shall be construed in accordance with GAAP, except as otherwise defined.

     1.5. All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified, or amended and all replacements and substitutions therefor.

                                   ARTICLE II

                                TERMS OF THE LOAN

     2.1. The Loan. Borrower has agreed to borrow from Lender, and Lender has agreed to make the Loan to Borrower, subject to Borrower's compliance with and observance of the terms, conditions, covenants, and provisions of this Agreement and the other Loan Documents, and the Borrower has made the covenants, representations, and warranties herein and therein as a material inducement to Lender to make the Loan.

     2.2. Security for the Loan. The Loan will be evidenced and secured by the Loan Documents.

     2.3. Interest Rate.

     (a) The outstanding principal balance of the Loan will bear interest at the Applicable Rate pursuant to the Note.

     (b) All interest on the outstanding principal balance of the Loan shall be calculated on the basis of a 360-day year by multiplying the outstanding principal amount by the applicable per annum rate, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

     2.4. Repayment of Loan. Each payment of the Loan Obligations shall be paid directly to the Lender in lawful money of the United States of America at the following address:

         SouthTrust Bank of Alabama,
         National Association
         P.O. Box 2554 (35290)
         420 North 20th Street
         Eleventh Floor - Commercial Real Estate Loan Department
         Birmingham, Alabama  35203

or such other place as the Lender shall designate in writing to the Borrower. Each such payment shall be paid in immediately available funds by 2:00 p.m. Birmingham, Alabama, time on the date such payment is due, except if such date is not a Business Day such payment shall then be due on the first Business Day after such date, but interest shall continue to accrue until the date payment is received. Any payment received after 2:00 p.m. Birmingham, Alabama, time shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

     2.5. Prepayment.

     (a) The principal balance of the Loan may be prepaid, in whole or in part, at any time upon thirty (30) days prior written notice to the Lender specifying the date of such prepayment, and upon payment of a prepayment premium (if any) set forth in the Note to be prepaid in order to compensate Lender for its forced reinvestment of Loan proceeds at then-market yields. Notwithstanding the foregoing, no prepayment premium shall be due if and to the extent that (1) such prepayment is made from proceeds of condemnation or insurance from a casualty loss with respect to any Collateral and such prepayment is required by the provisions of this Agreement, or (2) such prepayment together with all prior prepayments in the aggregate is not in the excess of the principal sum of $6,375,000 (excluding prepayments from proceeds of condemnation or casualty).

     (b) If an Event of Default occurs and the Loan is declared to be immediately due and payable, there shall be added to the principal balance then due an amount equal to the prepayment premium which would then be applicable to any voluntary prepayment.

     (c) All prepayments will be applied to installments coming due hereunder in their inverse order of maturity. Borrower shall not be entitled to reborrow any amounts so prepaid.

     (d) No prepayment premium shall be due for prepayments made from and after September 27, 1998.

     2.6. Late Charges On Overdue Installments; Default Rate; Collection Costs.

     (a) If any scheduled payment of principal or interest, or any other agreed charge, is not made on or before the fifteenth (15th) day after the same became due, Borrower agrees to pay to Lender a late charge equal to four percent (4%) of the amount of the payment or charge which is in default.

     (b) Upon the occurrence of any Event of Default, Borrower agrees to pay interest to Lender at the Default Rate on the aggregate outstanding Loan Obligations (including accrued interest), which Default Rate will continue, if the maturity of the outstanding principal indebtedness has been accelerated, until such outstanding principal indebtedness, with interest, is paid in full or such acceleration has been rescinded; otherwise such Default Rate shall continue until such Event of Default is cured or waived in writing by Holder; and thereafter interest shall again accrue at the Applicable Rate.

     (c) Borrower will also pay to Lender, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure the Note, including, without limitation, court costs and reasonable attorneys' fees, including, without limitation, reasonable attorneys' fees for preparation of litigation and in any appellate and bankruptcy proceedings.

     2.7. Usury Provisions. In no event shall the amount of interest due or payable hereunder or pursuant to any of the Loan Documents exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly, interest in excess of that which may be legally paid by Borrower under applicable law.

     2.8. Miscellaneous. With respect to the amounts due under the Note, Borrower waives the following to the fullest extent permitted by law:

     (a) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof; and

     (b)  Demand,   presentment,   protest,   notice  of  dishonor,   notice  of
non-payment, diligence in collection, and all other requirements necessary to enforce the Note; and

     (c) Any further receipt by Lender or acknowledgment by Lender of any Collateral now or hereafter deposited with Lender as security for the Loan.

     2.9. Fee. Borrower will pay to Lender a fee of $127,500, which fee is due and deemed earned as of the date of this Agreement.

     2.10. Disbursement Procedure. Subject to compliance with all of the provisions of this Agreement, and subject to the terms of this Agreement, the Loan shall be disbursed to the Borrower in one or more advances, upon Borrower's written request and subject to the terms and conditions of this Agreement. Borrower will request any advance of the Loan in writing, which request must be received by Lender (a) as to the initial advance, on or before the Closing Date, and (b) as to any subsequent advance, on or before five (5) Business Days prior to the date of the requested advance. Lender may make one or more advances to Borrower upon written or oral disbursement requests not in specific compliance with the requirements of this Section or other provisions of this Agreement, and such advances will nevertheless be deemed to be advances to Borrower hereunder, but will not constitute a waiver by Lender of its right to impose such provisions, limitations and conditions as a prerequisite to any subsequent advance to Borrower.

     2.11. Direct Advances. Regardless of whether Borrower has submitted a requisition therefor and whether or not an Event of Default exists, Lender may from time to time advance amounts which become due for costs of insurance, title insurance, fees and expenses of Lender's legal counsel and amounts due Lender for payments of principal, interest and fees and other amounts due to Lender in connection with the Loan. All such advances shall be deemed advances to Borrower hereunder and shall be secured by the Loan Documents to the same extent as if they were made directly to Borrower.

     2.12. Representations and Warranties Regarding Submission of Request for Loan Advance. Each submission by Borrower to Lender of a requisition for an advance of the Loan shall constitute Borrower's representation and warranty to Lender that (a) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct as of the date of Borrower's request, (b) all conditions for such advance as contained in this Agreement have been satisfied as of such date, and (c) no Default or Event of Default exists as of such date; except in each such case as expressly disclosed by Borrower to Lender in writing with such request.

     2.13. Advances. Lender's obligation to make the Loan or any advance thereof shall be effective only upon fulfillment of the following conditions:

     (a) Receipt and approval by Lender of all items required to be provided to Lender under the terms of the Commitment Letter.

     (b) Payment by Borrower of all fees and expenses then due as required by this Agreement and the Commitment Letter.

     (c) Execution, delivery and, when appropriate, recording or filing, of this Agreement, the Note, the Mortgages and all other documents required by this Agreement, all in form and content satisfactory to Lender.

     (d) Issuance of the title insurance policy contemplated by the Commitment Letter in form and content satisfactory to Lender, which policy shall insure the Mortgages as first-priority liens as to all advances (up to an aggregate of $25,500,000 in total advances).

     In the event Lender, at its option, elects to make one or more advances prior to receipt and approval of all items required by this Article, such election shall not obligate Lender to make any subsequent advance.

                                  ARTICLE III.

                   BORROWER'S REPRESENTATIONS AND WARRANTIES.

     To induce Lender to enter into this Agreement, and to make the Loan to the Borrower, the Borrower represents and warrants to Lender as follows:

     3.1. Existence, Power and Qualification. Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware, has the power to own its properties and to carry on its business as is now being conducted, and is duly qualified to do business and is in good standing in every jurisdiction in which the character of the properties owned by it or in which the transaction of its business makes its qualification necessary.

     3.2. Power and Authority. Borrower has full power and authority to borrow hereunder and to incur the obligations provided for herein and in each of the other Loan Documents, all of which have been authorized by all proper and necessary action of its shareholders.

     3.3. Due Execution and Enforcement. Each of the Loan Documents constitutes a valid and legally binding obligation of the Borrower and does not violate, conflict with, or constitute any default under any law, government regulation, decree, judgment, the Borrower's articles incorporation or by-laws or any other agreement or instrument binding upon the Borrower.

     3.4. Pending Matters. No action or investigation is pending or threatened before or by any state of federal court or administrative agency which might result in any material adverse change in the financial condition, operations or prospects of the Borrower. Borrower, to the best of its actual knowledge, is not in violation of any agreement, the violation of which might reasonably be expected to have a materially adverse effect on its business or assets, and Borrower, to the best of its actual knowledge, is not in violation of any order, judgment, or decree of any state or federal court, or any statute or governmental regulation to which it is subject.

     3.5. Financial Statements Accurate. All financial statements of Borrower heretofore provided by the Borrower are true, correct and complete in all material respects as of their respective dates and fairly present the financial condition of the Borrower, and there are no liabilities, direct or indirect, fixed or contingent, as of the respective dates of such statements which are not reflected therein or in the notes thereto. The financial statements of the Borrower have been prepared in accordance with GAAP. There has been no material adverse change in the financial condition, operations, or prospects of the Borrower since the dates of such statements.

     3.6. Payment of Taxes. The Borrower has filed all federal, state, and local tax returns which are required to be filed and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to assessments received by Borrower.

     3.7. Title to Collateral. The Borrower has good and marketable title to all of the Collateral, subject to no Lien except those Liens specifically permitted by this Agreement.

     3.8. Priority of Mortgages. The Mortgages constitute first liens upon and security interests in the real and personal property described therein, prior to all other Liens, including those which may hereafter accrue, excepting only those Liens specifically permitted by this Agreement or those "Permitted Encumbrances" specifically set forth in the Mortgages.

     3.9. Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office are as set forth on Exhibit B hereto.

     3.10. Disclosure. All information furnished or to be furnished by Borrower to the Lender in connection with the Loan or any of the Loan Documents, is, or will be at the time the same is furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to provide the Lender a true and accurate knowledge of the subject matter.

     3.11. Trade Names. Borrower has not changed its name or been known by any other name within the last five (5) years, except for Boddie-Noell Restaurant Properties and BT Venture Corp.

     3.12. ERISA. To the best of Borrower's actual knowledge, the Borrower is in compliance with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     3.13. Proceedings Pending. To the best of Borrower's actual knowledge, there are no proceedings pending, or, to the best of the Borrower's actual knowledge, threatened, to acquire any power of condemnation or eminent domain with respect to any Property or any Improvements, or to enjoin or similarly prevent or restrict the operation of any Facility in any manner.

     3.14. Compliance With Applicable Laws. To the best of Borrower's actual knowledge, the Improvements and the Properties comply in all material respects with covenants and restrictions of record and applicable laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and all laws, ordinances, rules and regulations relating to zoning, setback requirements and building codes.

     3.15. Environmental Matters. To the best of Borrower's actual knowledge, without independent investigation except for the environmental screenings prepared by Resolve Environmental which have been furnished to Lender prior to the date of this Agreement, (a) neither any Improvements, any Property, the Lessee, nor the Borrower is in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or any response costs or remedial obligations under any Applicable Environmental Law, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Improvements, the Properties, the Lessee, or the Borrower; (b) neither Borrower nor Lessee has obtained or is required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements or Equipment at any Property by reason of any Applicable Environmental Law; (c) no petroleum products, oil, or hazardous substances or solid wastes have been disposed of or otherwise released on or are otherwise located on any Property;
(d) no PCB-containing or PCB-contaminated transformers or other equipment are located at a Property; and (e) the use of the Properties and Improvements in the ordinary course of previous operations and as the same is hereafter intended to be operated will not result in the location on or disposal or other release of any petroleum products, oil, or hazardous substances or solid wastes on or to any Property. Borrower has entered into the Indemnity Agreement with Lender, and Borrower agrees to perform its obligations thereunder.

     3.17. Solvency. Borrower represents and warrants that it is solvent within the meaning of 11 U.S.C. ss. 548 and GAAP, and the borrowing of the Loan will not render the Borrower insolvent within the meaning of 11 U.S.C. ss. 548 and GAAP.

     3.18. Roads and Utilities. To the best of Borrower's actual knowledge, each Facility is served by public utilities, including water and sanitary sewage, all in capacities necessary for the intended use of such Facilities, and dedicated and publicly maintained roads necessary for the full use of each of the Facilities for their intended purposes have been completed to the boundary of each Property; and each Property and the Improvements thereat are in existence pursuant to final, unconditional certificates of occupancy and there are no offsite roads, sewage systems, water systems or other improvements which must be completed for continued occupancy or use of the Improvements.

     3.19. Lease Agreement. The Lease Agreement is in full force and effect, is free from default, offset or defense, has not been modified, altered or amended (except as described in the definition thereof) and constitutes the complete agreement of the parties with respect to leasing of the Properties and Improvements; all Properties and Improvements existing as of the date hereof are owned by Borrower and are leased to Lessee pursuant to the Lease Agreement, and there are no other properties subject to the Lease Agreement; all Properties and Improvements are utilized for operation of Hardee's Restaurants pursuant to valid and enforceable franchise agreements; the Lease Agreement provides for a fixed minimum rent of not less than $4,500,000 per annum, payable in monthly increments; the Lease Agreement provides for percentage rents of 9.875% of aggregate annual net sales to the extent such percentage of aggregate annual net sales exceeds the fixed annual minimum rent; no rentals thereunder have been prepaid further in advance than one (1) month; the Lease Agreement is noncancellable; all of Borrower's obligations as Landlord under the Lease Agreement have been fully performed; the Lease Agreement has a term presently ending December 31, 2007; all fixed minimum rent and other payments to Borrower pursuant to the Lease Agreement are fully net to Borrower, and Lessee has agreed in the Lease Agreement to pay all taxes, insurance, and utilities with respect to the Properties and Improvements; and the Lease Agreement has not been modified or amended (except as so described in the definition thereof) and together with the subordination, attornment, and nondisturbance agreement with Lender is the full and complete agreement of the parties with respect to the Properties and Improvements.

                                   ARTICLE IV.

                     AFFIRMATIVE COVENANTS OF THE BORROWER.

     Borrower agrees with and covenants unto the Lender that until the Loan Obligations have been paid in full, the Borrower shall:

     4.1. Payment of Loan/Performance of Loan Obligations. Duly and punctually pay or cause to be paid the principal and interest of the Note in accordance with its terms and duly and punctually pay and perform or cause to be paid or performed all Loan Obligations hereunder and under the other Loan Documents.

     4.2. Maintenance of Existence. Maintain its existence, and, in each jurisdiction in which the character of the property owned by it or in which the transaction of their respective businesses makes qualification necessary, maintain qualification and good standing.

     4.3. Accrual and Payment of Taxes. During each fiscal year, accrue all current tax liabilities of all kinds (including, without limitation, federal and state income taxes, franchise taxes, and payroll taxes, all required withholding of income taxes of employees, all required old age and unemployment contributions, and all required payments to employee benefit plans), and pay the same prior to becoming delinquent.

     4.4 Insurance. At all times while Borrower is indebted to Lender, maintain or cause the Lessee to maintain, for the benefit of Borrower, Lender and Lessee the following insurance:

     (a) Liability insurance in an amount equal to at least $1,000,000 per occurrence, with a $10,000,000 umbrella policy. All such liability insurance shall be written on an occurrence basis;

     (b) "All-risk" broad form coverage on all Improvements and Equipment in an amount not less than the replacement cost thereof, with endorsements insuring against such potential causes of loss as shall be required by Lender, including, but not limited to, loss or damage from (i) subsidence and windstorm, and (ii) flood, unless evidence satisfactory to Lender is provided that no part of any of the Facilities is located in an area which is designated as a flood hazard area;

     (c) Workers' compensation insurance as required by the laws of the state in which the Borrower maintains its places of business.

     Each of the policies described in 4.4(b) shall name Lender as mortgagee and loss payee under a standard non-contributory mortgagee and lender loss payable clause, and shall provide that Lender shall receive not less than thirty (30) days written notice prior to cancellation. The proceeds of the policies described in 4.4(b) shall be payable to Lender, and shall be delivered to and held by Lender, and such proceeds (after deducting Lender's costs and expenses of obtaining such proceeds) shall be applied by Lender, at Lender's sole option, either (i) to the full or partial payment or prepayment of the Loan Obligations (without premium), or (ii) to the repair and/or restoration of the Improvements and Equipment damaged or taken, or (iii) to the Borrower and/or Lessee, all without effecting the lien of the Mortgages for the unpaid amount of the Loan Obligations.

     Borrower appoints Lender as Borrower's attorney-in-fact to cause the issuance of or an endorsement of any policy to bring Borrower into compliance herewith and, at Lender's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will Lender be liable for failure to collect any amounts payable under any insurance policy.

     4.5. Financial and Other Information. Provide Lender with the following financial statements and information on a continuing basis:

     (a) Within ninety (90) days after the end of each of its fiscal years, audited financial statements of the Borrower prepared by a nationally recognized certified public accounting firm or other independent certified public accounting firm acceptable to the Lender, prepared in accordance with GAAP, and which shall include all liabilities whether fixed or contingent.

     (b) Within forty-five (45) days after the end of each fiscal year quarter, unaudited financial statements of the Borrower for the quarter then ended, prepared on a basis consistent with and containing the same information as set forth in the quarterly financial statements heretofore provided by Borrower to Lender, and certified by an authorized officer of Borrower to be true and correct.

     The Lender reserves the right to require such other financial information (including tax returns, detailed cash flow information and contingent liability information) of Borrower and of any affiliate of the Borrower, all at such times as Lender shall deem reasonably necessary, and Borrower agrees promptly to provide such information to Lender. Upon Lender's request, Borrower agrees to request and provide to Lender such financial and other information regarding Lessee which Borrower may be entitled to receive under the terms of the Lease Agreement. All financial statements must be in the form and detail as the Lender shall from time to time request.

     4.6. Books and Records. Permit, and require Lessee to permit, Persons designated by Lender to inspect the Properties and Improvements and books and records of the Borrower and the Lessee (to the extent the Lease Agreement permits inspection by Borrower of Lessee's records) and to discuss the affairs of the Borrower with the officers of Borrower and employees of Borrower, as designated by Lender, all at such times as Lender shall reasonably request.

     4.7. Payment of Indebtedness. Duly and punctually pay or cause to be paid all other Indebtedness now owing or hereafter incurred by the Borrower in accordance with the terms of such Indebtedness, except such Indebtedness owing to those other than Lender which is being contested in good faith and with respect to which any execution against properties of the Borrower has been effectively stayed and for which reserves adequate for payment have been established.

     4.8.  Records  of  Accounts.   Maintain  all  records,   including  records
pertaining to the Lease Agreement and Rents, at the chief executive office of Borrower as set forth in this Agreement.

     4.9. Notice of Loss. Immediately notify the Lender of any event causing a loss or depreciation in value of the Borrower's assets in excess of $100,000 and the amount of such loss or depreciation, except Borrower shall not be required to notify Lender of depreciation in real and personal property resulting from ordinary use thereof.

     4.10. Tax Service Fee and Escrows. Upon Lender's written request pay Lender a tax service fee not to exceed $500 per Property for retaining a firm to monitor and report payment of property taxes with respect to each Property and the Improvements located thereat, and fund to Lender such escrows for taxes in the manner and to the extent required in the Mortgages; provided, however, so long as Borrower timely pays prior to delinquency all property taxes with respect to the Collateral and provides to Lender within sixty (60) days of the end of each calendar year a certificate setting forth an itemization of all such taxes and confirming that such taxes have been paid and provides paid tax receipts therefor, Lender agrees that it will not require payment of a tax service fee or establishment of an escrow for taxes.

     4.11. Debt Service  Coverage  Requirements.  Achieve and within  forty-five
(45) days of the end of each fiscal quarter provide evidence to Lender of the achievement of a Debt Service Coverage of 2.0 (or greater) to 1.0 as of the end of each such quarter (based on a twelve-month period ending with such quarter).

     4.12. Net Worth. Maintain a minimum net worth at all times during calendar year 1995 of not less than $25,088,000; during calendar year 1996 of not less than $22,806,000; during calendar year 1997 of not less than $20,479,000; and during calendar year 1998 of not less than $18,105,000; and with each submission of financial statements required in this Agreement provide evidence to Lender of the net worth of Borrower and the satisfaction of this requirement.

     4.13. Lease Agreement. Maintain the Lease Agreement in full force and effect and timely perform all of Borrower's obligations thereunder and enforce performance of all obligations of the Lessee thereunder (except that Borrower will take no action to terminate the Lease Agreement or dispossess Lessee from any Property or Improvements without Lender's prior written consent); notify Lender promptly of any default by Lessee or breach of any covenant, representation or warranty of Lessee under the Lease Agreement and take such action with respect to such default or breach as Lender may request, provided such requested action is permitted by the Lease Agreement; not waive any right, remedy or claim of Borrower as landlord under the Lease Agreement or any breach, default or obligation of Lessee under the Lease Agreement; not permit the termination or amendment of the Lease Agreement unless the prior written consent of Lender is first obtained; and not permit the release of any Property or any Improvements from the Lease Agreement except as expressly permitted in this Agreement or the addition of any property to the Lease Agreement. Borrower will enter into and cause Lessee to enter into a subordination, attornment and nondisturbance agreement relating to the Lease Agreement and in form satisfactory to Lender, and will cause Lessee to provide Lender from time to time an estoppel letter in form satisfactory to Lender.

     4.14. Updated Appraisals. For so long as the Loan remains outstanding, Lender may cause the Properties and Improvements and the Lease Agreement to be reappraised by an appraiser selected by Lender, and in accordance with Lender's appraisal guidelines and procedures then in effect, and Borrower agrees to cooperate in all respects with such appraisals and furnish to the appraisers all requested information regarding the Properties, the Improvements and the Lease Agreement, and if a Default or Event of Default exists and Lender requests such a reappraisal, Borrower agrees to pay all costs incurred by Lender in connection with the first such reappraisal.

     4.15. Comply with Covenants and Laws. Comply and cause each Property and Improvements to comply with all applicable covenants and restrictions of record and all laws, ordinances, rules and regulations, including, without limitation, the Americans with Disabilities Act and regulations thereunder, and laws, ordinances, rules and regulations relating to zoning, health, building codes, setback requirements and Applicable Environmental Laws.

     4.16. Taxes and Other Charges. Pay all taxes, assessments, charges, claims for labor, supplies, rent, and other obligations which, if unpaid, might give rise to a Lien against property of Borrower (including any of the Collateral), except Liens to the extent permitted by this Agreement, except that Lessee or Borrower may contest the same to the extent and subject to the conditions set forth in the Lease Agreement provided Lender receives notice of such contest, Lessee or Borrower diligently pursues such contest, and the Lender's interest in the Collateral is not in Lender's opinion materially endangered by such contest and Lender, at its option, receives and holds any reserves required for payment to the extent reserves are required by the Lease Agreement.

     4.17. Use and Occupancy. Require that each Property and the Improvements thereon be used primarily as a Hardee's restaurant and maintain the same, or require Lessee to maintain the same, in good condition and timely make or require Lessee to make all necessary repairs thereto.

     4.18. Use of Proceeds. Use the proceeds of the Loan solely and exclusively for business purposes of Borrower and not for acquisition of margin stock.

     4.19. Reports and Notices. Notify Lender promptly of any material litigation instituted or threatened against Borrower or Lessee upon Borrower becoming aware of the same, and any material deficiencies asserted or liens filed by the Internal Revenue Service against Borrower or Lessee; notify Lender promptly of any condemnation or similar proceedings with respect to any Property or Improvements, any proceeding seeking to enjoin the intended use of any of the Improvements, and of all material changes in governmental requirements pertaining to any Property or Improvements and any other matters which could reasonably be expected to adversely affect the Lease Agreement or Borrower's ability to perform its obligations under this Agreement.

     4.20. Certificate. Simultaneously with the furnishing of quarterly and annual financial statements to Lender and at other times upon Lender's reasonable written request, furnish Lender with a certificate in the form of Exhibit C attached hereto, properly completed and signed by an authorized officer of Borrower.

                                   ARTICLE V.

                       NEGATIVE COVENANTS OF THE BORROWER.

     Until the Loan Obligations have been paid in full, Borrower shall not:

     5.1. No Liens; Exceptions. Create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, other than the following permitted Liens:

     (a) Liens at any time existing in favor of the Lender;

     (b) Inchoate Liens arising by operation of law for the purchase of labor, services, materials, equipment or supplies, provided payment shall not be delinquent and which Lien is fully subordinate to the Mortgages;

     (c) Liens for current year's taxes, assessments or governmental charges or levies provided payment thereof shall not be delinquent;

     (d) "Permitted Encumbrances" upon a Property, as defined in the Mortgages; and

     (e) Liens on Lessee's interest only in the Property and Improvements to the extent permitted in the Lease Agreement.

     5.2. Merger, Consolidation, Etc. Except as provided in Section 7.12 hereof, enter into any merger, consolidation or similar transaction, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now or hereafter acquired), without the prior written consent of the Lender, which may be granted or refused by Lender in Lender's sole discretion.

     5.3. Disposition of a Material Portion of Its Assets. Sell, lease, transfer or otherwise dispose of any material portion of its assets, unless any such disposition is of property other than the Collateral and is in the ordinary course of business for a full and fair consideration, which in no event shall include a transfer for full or partial satisfaction of a preexisting debt.

     5.4. Dividends, Distributions and Redemptions. Except as hereinafter provided or as otherwise consented to by Lender in writing, declare or pay any distributions to its shareholders or purchase, redeem, retire, or otherwise acquire for value, any capital stock of Borrower now or hereafter outstanding, return any capital to its shareholders as such, or make any distribution of assets to its shareholders; provided Borrower may pay cash dividends or distributions so long as no Default or Event of Default exists or would occur as a result of such dividend or distribution.

     5.5. Change in Business; Management; Control. Conduct or enter into any business other than acting as owner and landlord of the Properties and Improvements pursuant to the Lease Agreement and the acquisition, development and operation of multi-family properties or the investment in other entities owning multi-family properties (provided any Indebtedness, including amounts guaranteed by Borrower, and interest on such Indebtedness, must be included in the calculations set forth in Sections 4.11, 4.12 and 5.10 hereof in a manner reasonably satisfactory to Lender after giving consideration to the value of assets, interests in assets and earnings on assets acquired by virtue of such acquisition or investment of Borrower), make any other material change in the nature of its business as it is being conducted as of the date hereof, permit any change in management with respect to (a) both Nick B. Boddie and B. Mayo Boddie, or (b) D. Scott Wilkerson, except that the death of D. Scott Wilkerson or termination of his current managerial position shall not constitute a violation of this covenant so long as a replacement manager satisfactory to Lender is employed within ninety (90) days and thereafter remains in such capacity, or permit any change in control of Borrower.

     5.6. Changes in Accounting. Change its methods of accounting, unless such change is permitted by GAAP, and provided such change does not have the effect of curing or preventing what would otherwise be an Event of Default or Default had such change not taken place.

     5.7. ERISA Funding and Termination. Permit (a) the funding requirements of ERISA with respect to any employee plan to be less than the minimum required by ERISA at any time, or (b) any employee plan to be subject to involuntary termination proceedings at any time.

     5.8. Transactions with Affiliates. Enter into any transaction with any Person affiliated with the Borrower other than in the ordinary course of its business and on fair and reasonable terms no less favorable to the Borrower than those they would obtain in a comparable arms-length transaction with a Person not an affiliate.

     5.9. Place of Business. Change its chief executive office or its principal place of business without first giving Lender at least thirty (30) days prior written notice thereof and promptly providing Lender such information and preparing and filing such additional UCC financing statements as Lender may request in connection therewith.

     5.10. Leverage. Borrower's Adjusted Leverage will at no time exceed 66.67%.

                                   ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES.

     6.1. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

     (a) The failure by Borrower to pay any installment of principal or interest under the Note, as and when the same comes due, which failure is not cured within five (5) Business Days following written notice by Lender to Borrower (except that the requirement of notice and the applicable cure period shall be deemed eliminated after two such notices of failure have been given in any single calendar year); or

     (b) The failure by Borrower to pay any payment due to Lender under the Loan Documents other than as provided in (a) above, as and when the same comes due, which failure is not cured within twenty (20) days following written notice by Lender to Borrower (except that the requirement of notice and the applicable cure period shall be deemed eliminated after two such notices of failure have been given in any single calendar year); or

     (c) The failure of Borrower properly and timely to perform or observe any covenant or condition set forth in this Agreement (other than those specified in (a) and (b) of this Section) or any other Loan Document, which failure is not cured within any applicable cure period as set forth herein or, if no cure period is specified therefor, is not cured within thirty (30) days of Lender's written notice to Borrower of such Default except that if such Default is capable of being cured but is not cured within such period and Borrower has notified Lender on or before the expiration of such initial 30-day period that it is diligently pursuing a cure, then so long as Borrower is diligently pursuing a cure, Borrower shall have an additional sixty (60) days within which to effect a cure; or

     (d) The occurrence of any Event of Default (other than those specified in (a), (b) or (c) of this Section) under any other Loan Documents; or

     (e) The filing by the Borrower or Lessee of a voluntary petition in bankruptcy or the adjudication of either of the aforesaid Persons as a bankrupt or insolvent, or the filing by either of the aforesaid Persons of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or if either of the aforesaid Persons should seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator for itself or of all or any substantial part its property or of any or all of the rents, revenues, issues, earnings, profits or income thereof, or the making of any general assignment for the benefit of creditors or the admission in writing by either of the aforesaid Persons of its inability to pay its debts generally as they become due; or

     (f) The entry by a court of competent jurisdiction of an order, judgment, or decree approving a petition filed against the Borrower or Lessee, which such petition seeks any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency, or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the date of entry thereof, or the appointment of any trustee, receiver or liquidator of either of the aforesaid Persons or of all or any substantial part of its properties or of any or all of the rents, revenues, issues, earnings, profits or income thereof which appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

     (g) Any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement, the Lease Agreement or otherwise (including, without limitation, representations and warranties contained herein or in any Loan Documents) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Borrower in connection with this Loan or other loans now existing or hereafter created, proves to have been false in any material respect at the time when the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Borrower, or on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts previously disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed to Lender in writing at or prior to the time of such execution; or

     (h) A final judgment shall be rendered by a court of law or equity against Borrower and the same shall remain undischarged for a period of thirty (30) days, unless such judgment is either (i) fully covered by collectible insurance and such insurer has within such period acknowledged such coverage in writing, or (ii) although not fully covered by insurance, enforcement of such judgment has been effectively stayed, such judgment is being contested or appealed by appropriate proceedings and Borrower has established reserves adequate for payment in the event Borrower is ultimately unsuccessful in such contest or appeal and evidence thereof is provided to Lender; or

     (i) The occurrence of any materially adverse change in the financial condition or prospects of Borrower or Lessee, or the existence of any other condition which, in Lender's reasonable determination, constitutes an impairment of Borrower's ability to perform its obligations under its Loan Documents or the Lessee's ability to perform its obligations under the Lease Agreement, except that a material adverse change in the financial condition or prospects of Lessee shall not be deemed to constitute an Event of Default if within thirty (30) days following written notice from Lender, Borrower provides Lender with such additional collateral as Lender may reasonably request to assure Lender that such material adverse change will not adversely affect the original valuation of the Lender's Collateral or Borrower's ability to pay and perform the Loan Obligations as and when due; or

     (j) Any default by Lessee under the Lease Agreement which is not cured within any applicable cure period therein.

     Notwithstanding anything in this Section, all requirements of notice shall be deemed eliminated if Lender is prevented from giving such notice by bankruptcy or other applicable law. The cure period, if any, shall then run from the occurrence of the event or condition of Default rather than from the date of notice.

     If a Default occurs solely as a result of a Property or Properties being in violation of a covenant of this Agreement then Borrower may elect to cure such Default by satisfying the conditions of Section 7.11 hereof on or before the last day of the cure period set forth in (c) above, in which event such Default shall be deemed cured by satisfaction of such conditions and release of such Property.

     6.2. Remedies. Upon the occurrence of any Default or Event of Default, regardless of any requirement that notice be given or a period of time elapse, Lender shall be under no obligation to make further advances of the Loan. Upon the occurrence of any Event of Default, Lender shall have the absolute right to refuse to disburse any additional Loan funds hereunder and at its option and election and in its sole discretion to exercise alternatively or cumulatively any or all of the following remedies:

     (a) Cancel Lender's obligations pursuant to this Agreement by written notice to Borrower. Upon the occurrence of a Default or an Event of Default described in Sections 6.1(e) or (f) hereof, Lender's obligations pursuant to this Agreement shall be terminated immediately and automatically.

     (b) Take immediate possession of the Borrower's interest in the Collateral as well as all other property to which title is held by Borrower as is necessary to comply with the Borrower's obligations under the Lease Agreement; exercise all rights in and to the Collateral; and do anything in its sole judgment to fulfill the obligations of Borrower under this Agreement or the Lease Agreement. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Lender its lawful attorney-in-fact with full power of substitution to preserve and protect the Collateral and take any action that Borrower itself would be entitled to take with respect to the Collateral, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked. All expenses incurred by Lender under this subsection shall constitute a part of the Loan Obligations, shall bear interest from the date incurred at the Default Rate and shall, together with such interest, be deemed secured by the Mortgages and all Collateral.

     (c) Declare the entire unpaid principal of the Loan Obligations to be, and the same shall thereupon become, immediately due and payable, without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     (d) Proceed to protect and enforce its rights by action at law (including, without limitation, bringing suit to reduce any claim to judgment), suit in equity and other appropriate proceedings including, without limitation, for specific performance of any covenant or condition contained in this Agreement.

     (e) Exercise any and all rights and remedies afforded by the laws of the United States, the state in which any Property or other Collateral is located or any other appropriate jurisdiction as may be available for the collection of debts and enforcement of covenants and conditions such as those contained in this Agreement and the Loan Documents.

     (f) Exercise the rights and remedies of setoff and/or banker's lien against the interest of the Borrower in and to every account (including escrows established pursuant to the Mortgages) and other property of the Borrower which is in the possession of the Lender or any person who then owns a participating interest in the Loan, to the extent of the full amount of the Loan Obligations.

     (g) Exercise its rights and remedies pursuant to any other Loan Documents.

                                  ARTICLE VII.

                                 MISCELLANEOUS.

     7.1. Waiver. No remedy conferred upon, or reserved to, the Lender in this Agreement or any of the other Loan Documents is intended to be exclusive of any other remedy or remedies, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity. Exercise or omission to exercise any right of the Lender shall not affect any subsequent right of Lender to exercise the same. No course of dealing between Borrower and Lender or any delay on the Lender's part in exercising any rights shall operate as a waiver of any of the Lender's rights. No waiver of any Default or Event of Default under this Agreement or any of the other Loan Documents shall extend to or shall affect any subsequent or other then existing Default or Event of Default or shall impair any rights, remedies or powers of Lender.

     7.2. Costs and Expenses. Borrower will bear all taxes, fees and expenses (including reasonable fees and expenses of counsel for Lender) in connection with the Loan, the preparation of this Agreement and the other Loan Documents (including any amendments hereafter made), and the recording of any of the Loan Documents. If, at any time, a Default or Event of Default occurs or Lender becomes a party to any suit or proceeding in order to protect its interests or priority in any Collateral for any of the Loan Obligations or its rights under this Agreement or any of the Loan Documents, or if Lender is made a party to any suit or proceeding by virtue of the Loan, this Agreement or any Collateral for any Loan Obligations and as a result of any of the foregoing, the Lender employs counsel to advise or provide other representation with respect to this Agreement, or to collect the balance of the Loan Obligations, or to take any action in or with respect to any suit or proceeding relating to this Agreement, any of the other Loan Documents, any Collateral for any of the Loan Obligations, the Borrower, or the Lessee, or to protect, collect, or liquidate any of the Collateral for the Loan Obligations, or attempt to enforce any security interest or lien granted to the Lender by any of the Loan Documents, then in any such events, all of the reasonable attorney's fees arising from such services, including fees on appeal and in any bankruptcy proceedings, and any expenses, costs and charges relating thereto shall constitute additional obligations of Borrower to the Lender payable on demand of the Lender. Without limiting the foregoing, Borrower has undertaken the obligation for payment of, and shall pay, all recording and filing fees, revenue or documentary stamps or taxes, intangibles taxes, transfer taxes, recording taxes and other taxes, expenses and charges payable in connection with this Agreement, any of the Loan Documents, the Loan Obligations, or the filing of any financing statements or other instruments required to effectuate the purposes of this Agreement, and should Borrower fail to do so, Borrower agrees to reimburse Lender for the amounts paid by Lender, together with penalties or interest, if any, incurred by Lender as a result of underpayment or nonpayment. This Section shall survive repayment of the remaining Loan Obligations.

     7.3. Performance of Lender. At its option, upon Borrower's failure to do so, the Lender may make any payment, do any act or give any notice (including notices of default to Lessee under the Lease Agreement) on the Borrower's behalf that the Borrower or others are required to do to remain in compliance with this Agreement, any of the other Loan Documents or the Lease Agreement, and Borrower agrees to reimburse the Lender, on demand, for any payment made or expense incurred by Lender pursuant to the foregoing authorization, including, without limitation, reasonable attorneys' fees, and until so repaid any sums advanced by Lender shall bear interest at the Default Rate from the date advanced until repaid, and such expenses together with interest shall be deemed secured by the Collateral.

     7.4. Headings. The headings of the Sections of this Agreement are for convenience of reference only, are not to be considered a part hereof, and shall not limit or otherwise affect any of the terms hereof.

     7.5. Survival of Covenants. All covenants, agreements, representations and warranties made herein and in certificates or reports delivered pursuant hereto shall be deemed to have been material and relied on by Lender, notwithstanding any investigation made by or on behalf of Lender, and shall survive the execution and delivery to Lender of the Note and this Agreement.

     7.6. Notices, etc. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below),
(b) three (3) days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

         If to Borrower:

         Boddie-Noell Properties, Inc.
         3710 One First Union Center
         301 South College Street
         Charlotte, North Carolina  28202
         Attention:  Mr. D. Scott Wilkerson, President

         with a copy to:

         Kennedy Covington Lobdell & Hickman, L.L.P.
         100 North Tryon Street, Suite 4200
         Charlotte, North Carolina  28202
         Attention:  E. Allen Prichard

         If to Lender:

         SouthTrust Bank of Alabama,
         National Association
         P.O. Box 2554 (35290)
         420 N. 20th Street
         11th Floor - Commercial Real Estate Loan Department
         Birmingham, Alabama 35203

         with a copy to:

         SouthTrust Bank of North Carolina
         6525 Morrison Boulevard
         Suite 318
         Charlotte, North Carolina  28211
         Attention:  Mr. John Peirce

Either party may change its address to another single address by notice given as herein provided, except any change of address notice must be actually received in order to be effective.

     7.7. Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. No Person other than Borrower or Lender shall be entitled to rely upon this Agreement or be entitled to the benefits of this Agreement.

     7.8. Participation. Borrower acknowledges that Lender may, at its option, sell participation interests in, or assign all of its interest in, the Loan. Borrower agrees with each present and future participant or owner of the Loan that if an Event of Default should occur, each present and future participant or owner shall have all of the rights and remedies of Lender with respect to any deposit due from any participant to the Borrower. The execution by a participant of a participation agreement with Lender, and the execution by the Borrower of this Agreement, regardless of the order of execution, shall evidence an agreement between Borrower and said participant in accordance with the terms of this Section. Borrower consents to the Lender's disclosure and distribution, subject to obligations of confidentiality in SEC and AMEX rules, of financial and other information that has been provided by Borrower to Lender pursuant to this Agreement to participants and prospective participants.

     7.9. Supersedes Prior Agreements; Counterparts. This Agreement and the Loan Documents referred to herein supersede and incorporate all representations, promises, and statements, oral or written, made by Lender in connection with the Loan. This Agreement may not be varied, altered, or amended except by a written instrument executed by an authorized officer of the Lender. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall together constitute one and the same instrument.

     7.10. Use of Proceeds for Restoration. Notwithstanding the provisions of this Agreement or any Mortgage, Lender agrees that Lender shall make the net proceeds of insurance or condemnation (after payment of Lender's costs and expenses) available to Borrower or Lessee for Borrower's or Lessee's repair, restoration and replacement of the Improvements and Equipment damaged or taken on the following terms and subject to Borrower's or Lessee's satisfaction of the following conditions:

     (a) At the time of such loss or damage and at all times thereafter while Lender is holding any portion of such proceeds, there shall exist no default under the Lease Agreement (provided if a default exists as of the date of or subsequent to Borrower's or Lessee's written election to Lender informing Lender that Borrower intends to use proceeds to restore the Improvements, Equipment or Lessee's equipment, Lender shall not apply the net proceeds to Loan Obligations so long as a cure period exists);

     (b) The Improvements, Equipment and Lessee's equipment for which loss or damage has resulted shall be capable of being restored or replaced to its use immediately preceding such loss or damage and with a value not less than the value prior to such loss or damage and restoration or replacement shall be capable of being completed prior to the current term of the Lease Agreement or any renewal term for which Lessee has exercised its option;

     (c) Within forty-five (45) days from the date of such loss or damage Borrower or Lessee shall have given Lender a written notice electing to have the proceeds applied for such purpose;

     (d) Within sixty (60) days following the date of notice under the preceding subparagraph (c) and prior to any proceeds being disbursed to Borrower or Lessee, Borrower or Lessee shall have provided to Lender all of the following to the extent requested by Lender:

          (1) complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Lessee's equipment damaged to the condition, utility and value required by (b) above,

          (2) if loss or damage exceeds $50,000, fixed-price or guaranteed maximum cost bonded construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

          (3) builder's risk insurance for the full cost of construction with Lender named under a standard mortgagee loss-payable clause,

          (4) such additional funds as in Lender's reasonable opinion are necessary to complete the repair, restoration and replacement, and

          (5) copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

     (e) Lender may, at Borrower's and Lessee's expense, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of proceeds as work progresses;

     (f) No portion of such proceeds shall be made available by Lender for architectural reviews or for any other purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Lessee's equipment for which a loss or damage has occurred unless the same are covered by such insurance;

     (g) Borrower or Lessee shall  commence such work within one hundred  twenty
(120) days of such loss or damage and shall diligently pursue such work to completion;

     (h) Each disbursement by Lender of such proceeds and deposits shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by Lender) signed and certified by the Borrower or Lessee and its architect and general contractor, if any, with appropriate invoices and lien waivers as required by Lender;

     (i) Lender shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment (to the extent owned by Borrower) acquired with such proceeds, and Borrower and Lessee shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as Lender shall request to create, evidence, or perfect such lien and security interest; provided, however, Lender shall in no event have a lien upon or security interest in any fixtures, equipment, inventory or personal property of Lessee or any restoration or replacement thereof, however acquired by Lessee; and

     (j) In the event and to the extent such proceeds are not required or used for the repair, restoration and replacement of the Improvements or Equipment for which a loss or damage has occurred, or in the event Borrower or Lessee fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, Lender shall be entitled without notice to or consent from Borrower to apply such proceeds, or the balance thereof, at Lender's option either (i) to the full or partial payment or prepayment of the Loan Obligations in the manner aforesaid, or (ii) to the repair, restoration and/or replacement of all or any part of such Improvements and Equipment for which a loss or damage has occurred, or Lender may release the balance of such proceeds to the Borrower, all without affecting the lien of the Mortgages for the unpaid balance of the Loan Obligations.

     7.11. Release of Properties. Certain provisions of the Lease Agreement provide for the release of "Uneconomic Properties," and Borrower may cure certain Defaults pursuant to Section 6.1 of this Agreement which affect a Property or Properties only but not all Properties by obtaining a release of such Property or Properties, provided Lender is willing to release a Property or Properties from this Agreement and the Mortgages if and only if all of the following conditions are satisfied:

     (a) Borrower pays to Lender a principal prepayment of $542,553.19 per each Property to be released, together with any applicable prepayment premium;

     (b) Such Property is released and removed from the Lease Agreement with a reduction in rent not greater than 1/47th of the rent as of the date of this Agreement;

     (c) Not more than seven (7) such Properties are released during the term of this Agreement; and

     (d) No Default or Event of Default exists except a Default which is cured as a result of such release.

Provided, however, that upon substitution of a property (and corresponding release of a Property) under the terms of the Lease Agreement, such released Property shall not be included in the maximum of seven (7) released Properties and shall not require a principal repayment so long as the Lender approves the substitute property or properties, the rent under the Lease Agreement does not decrease, and Borrower satisfies such additional conditions with respect to the substitute property or properties as Lender may impose, including but not limited to, the execution, delivery and recording of an amendment to the applicable Mortgage and the issuance of an endorsement to Lender's policy of title insurance, insuring the applicable Mortgage, as amended, is an enforceable first-priority lien with respect to the substitute property or properties.

     7.12. UPREIT. In connection with an "UPREIT" transaction in which the Properties would be transferred to a transferee in exchange for the transferor (i.e. the Borrower) receiving an interest in the transferee, provided no Default or Event of Default exists or would result from proposed transfer, Borrower shall have the right to transfer all (but not less than all) of the Properties, at any time or from time to time, to an entity which is an "Affiliate" of the Borrower; provided that not less than ten (10) Business Days prior to the effective date of any such transfer, Borrower shall provided to Lender:

     (a) The name and address of the prospective transferee and evidence that such transferee is an Affiliate and that such transaction is one described above;

     (b) The partnership agreement, articles of incorporation or other organizational documents of the prospective transferee and evidence of its existence and, to the extent applicable, its good standing in each applicable jurisdiction;

     (c) An instrument of assumption, in form satisfactory to the Lender, whereby the transferee assumes jointly and severally with Borrower the Borrower's obligations under the Loan Documents in accordance with their terms, including, but not limited to, all financial covenants; and

     (d) Appropriately-completed UCC financing statements or amendments to the existing financing statements and/or Loan Documents as may be requested by Lender to continue the perfection of Lender's security interest in the Collateral without loss of priority; and

     (e) Evidence that Borrower's interest under the Lease Agreement is simultaneously transferred to such transferee and that such transaction is permitted by the Lease Agreement and does not result in a merger of interests under the Lease Agreement; and

     (f) Evidence that the Borrower, as transferor, and the transferee, on a consolidated basis, will satisfy all financial and other covenants contained in this Agreement as of the next reporting date.

     Such transfer shall not relieve Borrower from its liability for all Loan Obligations, including those Loan Obligations thereafter accruing, but Borrower shall remain jointly and severally obligated therefor.

     7.13. Controlling Law. THE VALIDITY, INTERPRETATION, ENFORCEMENT AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA EXCEPT AS OTHERWISE EXPRESSLY PROVIDED.

     7.14. Jurisdiction. THE LENDER'S PRINCIPAL PLACE OF BUSINESS IS LOCATED IN JEFFERSON COUNTY IN THE STATE OF ALABAMA, AND THE BORROWER AGREES THAT THIS AGREEMENT SHALL BE HELD BY LENDER AT SUCH PRINCIPAL PLACE OF BUSINESS, AND THE HOLDING OF THIS AGREEMENT BY LENDER THEREAT SHALL CONSTITUTE SUFFICIENT MINIMUM CONTACTS OF BORROWER WITH JEFFERSON COUNTY AND THE STATE OF ALABAMA FOR THE PURPOSE OF CONFERRING JURISDICTION UPON THE FEDERAL AND STATE COURTS PRESIDING IN SUCH COUNTY AND STATE. BORROWER CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING ARISING HEREUNDER MAY BE BROUGHT IN THE CIRCUIT COURT OF THE STATE OF ALABAMA, JEFFERSON COUNTY, ALABAMA OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ALABAMA AND ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING INVOLVING THIS AGREEMENT. NOTHING HEREIN SHALL LIMIT THE JURISDICTION OF ANY OTHER COURT.

     7.15. Waiver of Jury Trial. TO THE FULLEST EXTENT ENFORCEABLE, BORROWER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF LENDER AND/OR BORROWER WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS AGREEMENT OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF LENDER TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH ANY ACTION, SUIT OR LEGAL PROCEEDING IS THEN PENDING AND THEN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS THEN IN EFFECT AT THE TIME OF SUCH ACTION, SUIT OR LEGAL PROCEEDING.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    BORROWER:

                                    BODDIE-NOELL PROPERTIES, INC.,
                                    a Delaware corporation


                                    BY:      __/s/ D. Scott Wilkerson__________
                                    Its      __President_______________________


                                    LENDER:

                                    SOUTHTRUST BANK OF ALABAMA,
                                    NATIONAL ASSOCIATION, a national
                                    banking association


                                    BY:      __/s/ John D. Peirce______________
                                    Its      __VP______________________________